Exhibit 99.1
Fabrinet Announces First Quarter Fiscal Year 2026 Financial Results
•Record First Quarter Revenue and Earnings Per Share Above Guidance Ranges
BANGKOK, Thailand – November 3, 2025 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its first fiscal quarter ended September 26, 2025.

Seamus Grady, Chairman and Chief Executive Officer of Fabrinet, said, “We had an outstanding first quarter with revenue of $978 million dollars, which was above our guidance range. This record result was driven by another strong telecom performance, an early contribution from new High-Performance Computing revenue, and a smaller than anticipated sequential decline in datacom revenue. With continued strong execution, our revenue upside flowed directly to the bottom line, resulting in record earnings per share that also exceeded our guidance. With multiple tailwinds, we are optimistic that we will see our growth further accelerate in the second quarter.”
First Quarter Fiscal Year 2026 Financial Highlights
GAAP Results
•Revenue for the first quarter of fiscal year 2026 was $978.1 million, compared to $804.2 million for the first quarter of fiscal year 2025.
•GAAP net income for the first quarter of fiscal year 2026 was $95.9 million, compared to $77.4 million for the first quarter of fiscal year 2025.
•GAAP net income per diluted share for the first quarter of fiscal year 2026 was $2.66, compared to $2.13 for the first quarter of fiscal year 2025.
Non-GAAP Results
•Non-GAAP net income for the first quarter of fiscal year 2026 was $105.3 million, compared to $86.9 million for the first quarter of fiscal year 2025.
•Non-GAAP net income per diluted share for the first quarter of fiscal year 2026 was $2.92, compared to $2.39 for the first quarter of fiscal year 2025.
Business Outlook
Based on information available as of November 3, 2025, Fabrinet is issuing guidance for its second fiscal quarter ending December 26, 2025, as follows:
•Fabrinet expects second quarter revenue to be in the range of $1.05 billion to $1.10 billion.
•GAAP net income per diluted share is expected to be in the range of $2.91 to $3.06, based on approximately 36.2 million fully diluted shares outstanding.
•Non-GAAP net income per diluted share is expected to be in the range of $3.15 to $3.30, based on approximately 36.2 million fully diluted shares outstanding.
Guidance for non-GAAP net income per diluted share excludes share-based compensation expenses and certain non-recurring items. A reconciliation of non-GAAP net income per diluted share to the corresponding GAAP measure is available at the end of this press release.
Conference Call Information

What:	Fabrinet First Quarter Fiscal Year 2026 Financial Results Call
When:	November 3, 2025
Time:	5:00 p.m. ET
Live Call and Replay:	https://investor.fabrinet.com/events-and-presentations/events
A recorded version of this webcast will be available approximately two hours after the call and accessible at http://investor.fabrinet.com. The webcast will be archived on Fabrinet’s website for a period of one year.

About Fabrinet
Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China, and Israel. For more information visit: www.fabrinet.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) our optimism and confidence in our ability to deliver strong execution in the second fiscal quarter; and (2) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the second quarter of fiscal year 2026. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: changes in general economic conditions, either globally or in our markets, and the risk of recession or an economic downturn; disruption to our supply chain, which could increase our costs and affect our ability to procure parts and materials; less customer demand for our products and services than forecasted; less growth in the optical communications, automotive, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, Israel and the U.S.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on August 19, 2025. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, we provide investors with certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, we use some of these non-GAAP financial measures to measure company performance for the purposes of determining employee incentive plan compensation.
Non-GAAP gross profit, non-GAAP operating profit, non-GAAP net income and non-GAAP net income per diluted share exclude: share-based compensation expenses; severance payment and others; restructuring and other related costs; and legal and litigation costs. We have excluded these items in order to enhance investors’ understanding of our underlying operations.
Non-GAAP free cash flow is net cash provided by (used in) operating activities, minus capital expenditures (purchase of property, plant and equipment). We use free cash flow to measure our ability to generate additional cash from our business operations.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Investor Contact:
Garo Toomajanian
ir@fabrinet.com

FABRINET
CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars, except share data and par value)	September 26, 2025	June 27, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$305,001	$306,425
Short-term investments	663,771	627,819
Trade accounts receivable, net of allowance for expected credit losses of $1,299 and $1,344, respectively	706,935	758,894
Inventories	722,194	581,015
Prepaid expenses	36,548	38,476
Other current assets	124,512	116,210
Total current assets	2,558,961	2,428,839
Non-current assets
Property, plant and equipment, net	419,481	380,640
Intangibles, net	2,111	2,156
Operating right-of-use assets	5,263	5,768
Deferred tax assets	13,790	13,406
Other non-current assets	9,157	623
Total non-current assets	449,802	402,593
Total Assets	$3,008,763	$2,831,432
Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	695,552	637,417
Fixed assets payable	50,941	40,781
Operating lease liabilities, current portion	1,860	1,792
Income tax payable	10,932	7,939
Accrued payroll, bonus and related expenses	26,298	24,566
Accrued expenses	28,952	30,630
Severance liabilities, current portion	2,019	—
Other payables	88,979	66,717
Total current liabilities	905,533	809,842
Non-current liabilities
Deferred tax liability	1,710	1,595
Operating lease liability, non-current portion	3,304	3,679
Severance liabilities	30,330	31,225
Other non-current liabilities	6,718	3,279
Total non-current liabilities	42,062	39,778
Total Liabilities	947,595	849,620
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of September 26, 2025 and June 27, 2025)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 39,701,363 shares and 39,602,152 shares issued as of September 26, 2025 and June 27, 2025, respectively; and 35,826,315 shares and 35,728,074 shares outstanding as of September 26, 2025 and June 27, 2025, respectively)	397	396
Additional paid-in capital	224,540	237,881
Less: Treasury shares (3,875,048 shares and 3,874,078 shares as of September 26, 2025 and June 27, 2025, respectively)	(360,324)	(360,056)
Accumulated other comprehensive income (loss)	7,332	10,294
Retained earnings	2,189,223	2,093,297
Total Shareholders’ Equity	2,061,168	1,981,812
Total Liabilities and Shareholders’ Equity	$3,008,763	$2,831,432

FABRINET
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended
(in thousands of U.S. dollars, except per share data)	September 26, 2025	September 27, 2024
Revenues	$978,128	$804,228
Cost of revenues	(861,689)	(705,202)
Gross profit	116,439	99,026
Selling, general and administrative expenses	(22,246)	(22,031)
Restructuring and other related costs	—	(57)
Operating income	94,193	76,938
Interest income	9,417	10,933
Foreign exchange gain (loss), net	(2,060)	(7,095)
Other income (expense), net	(122)	(19)
Income before income taxes	101,428	80,757
Income tax expense	(5,502)	(3,363)
Net income	95,926	77,394
Other comprehensive income (loss), net of tax:
Change in net unrealized gain (loss) on available-for-sale securities	(811)	6,818
Change in net unrealized gain (loss) on derivative instruments	(2,062)	8,533
Change in foreign currency translation adjustment	(89)	(352)
Total other comprehensive income (loss), net of tax	(2,962)	14,999
Net comprehensive income	$92,964	$92,393
Earnings per share
Basic	$2.68	$2.14
Diluted	$2.66	$2.13
Weighted-average number of ordinary shares outstanding (in thousands of shares)
Basic	35,773	36,203
Diluted	36,097	36,408

FABRINET
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(in thousands of U.S. dollars)	September 26, 2025	September 27, 2024
Cash flows from operating activities
Net income for the period	$95,926	$77,394
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	14,860	12,752
(Gain) loss on disposal of property, plant and equipment and intangibles	(6)	10
Amortization of discount (premium) of short-term investments	(1,222)	(1,087)
Inventory obsolescence impairment	2,290	—
(Reversal of) allowance for expected credit losses	(45)	325
Unrealized loss (gain) on exchange rate and fair value of foreign currency forward contracts	461	6,204
Share-based compensation	9,071	8,682
Customer warrant	286	—
Deferred income tax expense (benefit)	(106)	(2,721)
Other non-cash expenses	66	9
Changes in operating assets and liabilities
Trade accounts receivable	51,821	(69,396)
Inventories	(143,469)	22,801
Other current assets and non-current assets	(13,579)	1,205
Trade accounts payable	59,508	(17,412)
Income tax payable	2,993	467
Accrued expenses	(2,539)	21,902
Other payables	23,284	18,236
Severance liabilities	826	639
Other current liabilities and non-current liabilities	2,142	3,172
Net cash provided by operating activities	102,568	83,182
Cash flows from investing activities
Purchase of short-term investments	(110,329)	(95,572)
Proceeds from maturities of short-term investments	74,789	43,914
Purchase of property, plant and equipment	(45,266)	(20,250)
Purchase of intangibles	(169)	(122)
Proceeds from disposal of property, plant and equipment	15	36
Net cash used in investing activities	(80,960)	(71,994)
Cash flows from financing activities
Repurchase of ordinary shares	(268)	—
Withholding tax related to net share settlement of restricted share units	(22,697)	(20,220)
Net cash used in financing activities	(22,965)	(20,220)
Net increase (decrease) in cash and cash equivalents	$(1,357)	$(9,032)
Movement in cash and cash equivalents
Cash and cash equivalents at the beginning of period	$306,425	$409,973
Increase (decrease) in cash and cash equivalents	(1,357)	(9,032)
Effect of exchange rate on cash and cash equivalents	(67)	(257)
Cash and cash equivalents at the end of period	$305,001	$400,684
Non-cash investing and financing activities
Construction, software and equipment-related payables	$50,941	$10,166

FABRINET
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended
(in thousands of U.S. dollars)	September 26, 2025		September 27, 2024
Revenues	$978,128		$804,228

Gross profit (GAAP)	$116,439	11.9%	$99,026	12.3%
Share-based compensation expenses	3,519		2,898
Gross profit (Non-GAAP)	$119,958	12.3%	$101,924	12.7%

Reconciliation of GAAP Operating Profit and GAAP Operating Margin to Non-GAAP Operating Profit and Non-GAAP Operating Margin

	Three Months Ended
(in thousands of U.S. dollars)	September 26, 2025		September 27, 2024
Revenues	$978,128		$804,228

Operating profit (GAAP)	$94,193	9.6%	$76,938	9.6%
Share-based compensation expenses	9,071		8,682
Legal and litigation costs	256		—
Severance payment and others	72		730
Restructuring and other related costs	—		57
Operating profit (Non-GAAP)	$103,592	10.6%	$86,407	10.7%

FABRINET
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

Reconciliation of GAAP Net Income and EPS to Non-GAAP Net Income and EPS

	Three Months Ended
	September 26, 2025		September 27, 2024
(in thousands of U.S. dollars, except per share data)	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	$95,926	$2.66	$77,394	$2.13
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	3,519	0.10	2,898	0.08
Total related to cost of revenues	3,519	0.10	2,898	0.08
Related to selling, general and administrative expenses:
Share-based compensation expenses	5,552	0.15	5,784	0.16
Legal and litigation costs	256	0.01	—	—
Severance payment and others	72	0.00	730	0.02
Total related to selling, general and administrative expenses	5,880	0.16	6,514	0.18
Related to other income and expense:
Restructuring and other related costs	—	—	57	0.00
Total related to other income and expense	—	—	57	0.00
Total related to net income & EPS	9,399	0.26	9,469	0.26
Non-GAAP measures	$105,325	$2.92	$86,863	$2.39
Shares used in computing diluted net income per share (in thousands of shares)
GAAP diluted shares		36,097		36,408
Non-GAAP diluted shares		36,097		36,408

FABRINET
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)

(in thousands of U.S. dollars)	Three Months Ended
	September 26, 2025	September 27, 2024
Net cash provided by operating activities	$102,568	$83,182
Less: Purchase of property, plant and equipment	(45,266)	(20,250)
Non-GAAP free cash flow	$57,302	$62,932

FABRINET
GUIDANCE FOR QUARTER ENDING DECEMBER 26, 2025
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share	$2.91 to $3.06
Related to cost of revenues:
Share-based compensation expenses	0.08
Total related to cost of revenues	0.08
Related to selling, general and administrative expenses:
Share-based compensation expenses	0.16
Total related to selling, general and administrative expenses	0.16
Total related to net income & EPS	0.24
Non-GAAP net income per diluted share	$3.15 to $3.30